CYTEC INDUSTRIES INC. AND SUBSIDIARIES  Exhibit 11(d)

                     Earnings Per Share Computations
        (Millions of Dollars or Shares, except per share amounts)





                                                        Six Months Ended
                                                         June 30, 1996
                                                                   Fully
                                                   Primary         Diluted


Net earnings                                        $44.7           $44.7

Preferred stock dividend requirements                (7.4)           (7.4)
                                                     ----            ----
Net earnings available for common stockholders      $37.3           $37.4
                                                     ----            ----
                                                     ----            ----
Weighted average number of shares of common stock
outstanding during the period exclusive of
the following:                                       39.0            39.0

Common stock equivalents:
   Performance stock                                   .3              .3
   Non qualified stock options                        1.2             1.2
   Assumed conversion of Series B preferred stock      -             16.5
                                                     ----            ----
Adjusted weighted average number of shares of
common stock outstanding during the period           40.5            57.3
                                                     ----            ----
                                                     ----            ----
Earnings per share                                  $ .92           $ .92
                                                     ----            ----
                                                     ----            ----
See Note 2 of the Notes to the Consolidated Financial Statements included herein for explanation of earnings per share calculations.
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